Exhibit 10.1

May 2, 2022

Ms. Katherine E. Potter
300 Commercial Street #413
Boston, MA 02109

Dear Katie:

You, AlerisLife Inc. ("AlerisLife") and The RMR Group LLC (“RMR”) are entering into this letter agreement (this "Agreement") to confirm the terms and conditions of your separation on December 31, 2022 or such earlier date you elect as provided below (the "Separation Date").

I.TRANSITION PERIOD AND SEPARATION

A.Resignations. You will continue to serve as President and Chief Executive Officer of AlerisLife and a Senior Vice President of RMR until April 30, 2022, as of which date you will resign from all such offices and from any other officer or related positions you hold within AlerisLife and RMR. You will continue to serve as an employee of AlerisLife and RMR until the Separation Date in order to transition your duties and responsibilities to your successor(s).

B.Payments until the Separation Date. Until April 30, 2022, you will continue to receive the same cash salary compensation and benefits as you currently receive, payable consistent with past practices. From May 1, 2022 until the Separation Date, you will receive a base salary at a rate of $15,000 per month, payable consistent with past practices. Subject to any contribution required by you consistent with past practices, AlerisLife and RMR will also maintain and provide all your current insurance and employee benefits until the Separation Date. All of your existing share grants will continue to vest through the Separation Date pursuant to the existing vesting schedule (as set forth in the applicable equity agreements). You understand and agree that you will not receive any additional share grants in AlerisLife, The RMR Group Inc. (“RMR Inc.”) or any other RMR managed company.

C.Transition Responsibilities. Until the Separation Date, you will work towards the orderly transition of your responsibilities and use all reasonable efforts to assist in training your successor(s). It is understood that you will not be required to come into the office every day or even regularly during this transition period. You may elect to accelerate the Separation Date by giving ten (10) business days prior written notice to AlerisLife and RMR. The Separation Date will be automatically accelerated if you accept other full-time employment.

D.Licensing. As soon as practicable after this Agreement is executed, AlerisLife will take all reasonable steps to remove you from any applicable licenses. You agree to cooperate with all such efforts.

E.Payments and Benefits on the Separation Date. On the Separation Date, you will be paid your unpaid wages and any accrued but unused vacation time from AlerisLife and RMR for the period through the Separation Date, subject to all usual and applicable taxes and deductions. Your health insurance on our group plan will terminate on the Separation Date. To continue any health insurance beyond the Separation Date, you must complete a continuation of coverage (COBRA) election form and make timely payments for coverage. Information regarding COBRA will be mailed to you. Any group life and disability insurance on our group plan will terminate on the Separation Date, as will your participation in the AlerisLife and RMR 401(k) plans.

F.Release Benefits. Provided you sign and do not revoke this Agreement, you sign on the Separation Date and do not revoke the Waiver and Release of Claims attached as Exhibit A, and you satisfactorily perform your transition responsibilities, you will receive the following additional release payments and benefits:

(1)    Cash Payments.

You will receive a lump sum payment of $604,166.66, subject to applicable deductions and payable consistent with past practices, on the first regularly scheduled payroll date after the expiration of the revocation period set forth in Section XIII below, and a second lump sum payment of $604,166.66, subject to applicable deductions and payable consistent with past practices, within ten (10) days after your execution of Exhibit A.

(2)    Share Grants.

Prior to the Separation Date, RMR will recommend to the Board of Directors of AlerisLife, RMR Inc. and the Boards of Directors and Boards of Trustees of Industrial Logistics Properties Trust, Office Properties Income Trust, Service Properties Trust, Diversified Healthcare Trust, Seven Hills Realty Trust and TravelCenters of America Inc. (together, the “RMR Public Companies”) that all of your existing share grants vest (which vesting includes the lifting of any restrictions) immediately in full upon the Separation Date and that you be permitted to settle any resulting tax liability with vesting shares, commonly referred to as “net share settlement,” on a company-by-company basis. RMR will cooperate with you in removing any restrictive legends from your vested shares in the RMR Public Companies.

You agree for the benefit of the applicable RMR Public Company that, for as long as you own the shares referenced above in 3(a) in the RMR Public Companies, your shares shall be voted at any meeting of the shareholders of the RMR Public Companies or in connection with any consent solicitation or other action by shareholders in favor of all nominees for director and all proposals recommended by the Board of Directors or Trustees in the proxy statement for such meeting or materials for such written consent or other action. This obligation does not apply to your estate. If your shares are not voted in accordance with this covenant and such failure continues after written notice and a cure period of at least two (2) days prior to the recording of any applicable vote, you agree to pay liquidated damages to the applicable RMR Public Company in an amount equal to the market value of the shares not so voted. For the avoidance of doubt, this provision is for the benefit of each RMR Public Company only with respect to your shares in such company and is not an agreement with RMR.

You understand and agree that, although the RMR Code of Business Conduct and Ethics will no longer apply to you after the Separation Date, you are subject to all laws and regulations with respect to all of your shares in the RMR Public Companies, including, but not limited to, those applicable to the purchase or sale of securities while in possession of material, non-public information concerning the RMR Public Companies.

(3)    Outplacement Benefits. AlerisLife will pay for outplacement services to be provided to you by Keystone Partners.

(4)    Mobile Phone Number. AlerisLife agrees to consent to and cooperate with you in the transfer to you of your mobile phone number, and to pay for any costs associated with such transfer (except that you will be responsible for the cost of replacement service). You agree to be responsible for all cell phone payments for service after the Separation Date.

II. RELEASE

You, your heirs, executors, legal representatives, successors and assigns, individually and in their beneficial capacity, hereby unconditionally and irrevocably release and forever discharge AlerisLife, RMR, RMR Inc. and any companies managed by RMR from time to time (the “RMR Companies”), and their past, present and future officers, directors, trustees, employees, representatives, shareholders, attorneys, agents, consultants, contractors, successors, and affiliates -hereinafter referred to as the "Releasees" -or any of them of and from any and all suits, claims, demands, interest, costs (including attorneys' fees and costs actually incurred), expenses, actions and causes of action, rights, liabilities, obligations, promises, agreements, controversies, losses and debts of any nature whatsoever related to or arising out of your employment or termination thereof, which you, your heirs, executors, legal representatives, successors and assigns, individually and/or in their beneficial capacity, now have, own or hold, or at any time heretofore ever had, owned or held, or could have owned or held, whether known or unknown, suspected or unsuspected, from the beginning of the world to the date of execution of this Agreement including, without limitation, any claims arising at law or in equity or in a court, administrative, arbitration, or other tribunal of any state or country arising out of or in connection with your employment by AlerisLife and RMR; any claims against the Releasees based on statute, regulation, ordinance, contract, or tort; any claims against the Releasees relating to wages, compensation, benefits, retaliation, negligence, or wrongful discharge; any claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Older Workers' Benefit Protection Act, as amended, the Equal Pay Act, as amended, the Fair Labor Standards Act, as amended, the Employment Retirement Income Security Act, as amended, the Americans with Disabilities Act of 1990 ("ADA"), as amended, The ADA Amendments Act, the Lilly Ledbetter Fair Pay Act, the Worker Adjustment and Retraining Notification Act, the Genetic Information Non Discrimination Act, the Civil Rights Act of 1991, as amended, the Family Medical Leave Act of 1993, as amended, and the Rehabilitation Act, as amended; The Massachusetts Fair Employment Practices Act (Massachusetts General Laws Chapter 151B), The Massachusetts Equal Rights Act, The Massachusetts Equal Pay Act, the Massachusetts Privacy Statute, The Massachusetts Civil Rights Act, the Massachusetts Payment of Wages Act (Massachusetts General Laws Chapter 149 sections 148 and 150), the Massachusetts Overtime regulations (Massachusetts General Laws Chapter 151 sections 1A and 1B), the Massachusetts Meal Break regulations (Massachusetts General Laws Chapter 149 sections 100 and 101) and any other claims under any federal or state law for unpaid or delayed payment of wages, overtime, bonuses, commissions, incentive payments or severance, missed or interrupted meal periods, interest, attorneys' fees, costs, expenses, liquidated damages, treble damages or damages of any kind to the maximum extent permitted by law and any claims against the Releasees arising under any and all applicable state, federal, or local ordinances, statutory, common law, or other claims of any nature whatsoever except for unemployment compensation benefits or, in Massachusetts, workers' compensation benefits.

Nothing in this Agreement shall affect the EEOC's rights and responsibilities to enforce the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, the National Labor Relations Act or any other applicable law, nor shall anything in this Agreement be construed as a basis for interfering with your protected right to file a timely charge with, or participate in an investigation or proceeding conducted by, the EEOC, the National Labor Relations Board (the "NLRB"), or any other state, federal or local government entity; provided, however, if the EEOC, the NLRB, or any other state, federal or local government entity commences an investigation on your behalf, you specifically waive and release your right, if any, to recover any monetary or other benefits of any sort whatsoever arising from any such investigation or otherwise, nor will you seek or accept reinstatement to your former positions with AlerisLife and RMR. Nothing in this Agreement shall affect your rights to indemnification or as a shareholder of AlerisLife or any RMR Company.

III. TAX PROVISIONS

You agree that you shall be responsible and will pay your own tax obligations and/or liabilities created under state or federal tax laws by this Agreement.

IV. INTERNAL AND EXTERNAL ANNOUNCEMENTS

AlerisLife and RMR plan to announce your separation no later than April 29, 2022. Such announcement will be subject to your reasonable approval.

V. CONFIDENTIALITY

You agree that, unless otherwise agreed, on or before the Separation Date, you will return to AlerisLife and RMR all property of AlerisLife and RMR including, but not limited, to all documents, records, materials, software, equipment, building keys or entry cards, and other physical property that have come into your possession or been produced by you in connection with your employment with AlerisLife and RMR; it being agreed, however, that you may retain any home technology issued to you by AlerisLife including communication devices, iPads, laptops, monitors, printers, scanners, and desktops. You agree to delete all information related to the RMR Companies from this technology immediately after the Separation Date, unless we otherwise agree.
In addition, you shall not at any time reveal to any person or entity, except to employees of AlerisLife or RMR who need to know such information for purposes of their employment or as otherwise authorized by AlerisLife or RMR in writing, any confidential information of AlerisLife, RMR or any RMR Company. Confidential information includes, without limitation, information regarding (i) the marketing, branding, business, operational and financial activities and/or strategies of AlerisLife, RMR or any RMR Company (ii) the costs, sources of supply, financial performance, projects, plans, branding, acquisition or dispositions, proposals and strategic plans of AlerisLife, RMR or any RMR Company (iii) any non-public financial information or practices of

AlerisLife, RMR or any RMR Company and (iv) information and discussions concerning any past or present lawsuits, arbitrations or other pending or threatened disputes in which AlerisLife, RMR or any RMR Company is or was a party, except to the extent that such lawsuit, arbitration or dispute is by you against Aleris Life, RMR or any RMR Company or by AlerisLife, RMR or any RMR Company against you.

You acknowledge that the terms of your separation from AlerisLife will be disclosed by AlerisLife in filings with the Securities and Exchange Commission.

Nothing in this Agreement prohibits you from reporting possible violations of federal law or regulation to any government agency or entity, including, but not limited, to the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of applicable law. You do not need prior authorization of AlerisLife or RMR to make any such reports or disclosures and you are not required to notify AlerisLife or RMR that you have made such reports or disclosures. Further, nothing in this Agreement is intended to interfere with your rights to disclose any information which an employer cannot prohibit you from disclosing pursuant to applicable law.

VI. NON-DISPARAGEMENT

You agree not to make harmful or disparaging remarks, written or oral, concerning AlerisLife, RMR or any RMR Company or any of its or their respective directors, officers, trustees, employees, agents or service providers. AlerisLife and RMR agree to instruct their executive officers not to make any harmful or disparaging remarks, written or oral, concerning you. Nothing in this provision shall prevent you, AlerisLife or RMR from testifying truthfully in connection with any litigation, arbitration or administrative proceeding when compelled by subpoena, regulation or court order, or prevent you from making any statements subject to attorney client, spousal or other confidentiality privilege.

VII. NON-SOLICITATION

You agree that for five (5) years following the Separation Date, you will not, directly or indirectly, without the prior written consent of AlerisLife or RMR, solicit, attempt to solicit, assist others to solicit, hire, or assist others to hire for employment any person who is, or within the preceding six (6) months was, an employee of AlerisLife, RMR or any RMR Company.

VIII. BREACH OF SECTIONS V, VI OR VII

The parties agree that any breach of Sections V, VI or VII of this Agreement will cause irreparable damage to the non-breaching party and that, in the event of such a breach or threatened breach, the non-breaching party shall have, in addition to any and all remedies at law, the right to an injunction, specific performance or other equitable relief to prevent the violation of any obligations hereunder. The parties agree that, in the event that any provision of Section V, VI, or VII shall be determined by any court of competent jurisdiction or arbitration panel to be unenforceable, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

IX. COOPERATION

After the Separation Date and until March 31, 2023, upon the request of AlerisLife or RMR, you agree to make yourself reasonably available to provide any additional transitional services at a rate of $250 per hour, plus reimbursement of any approved out-of-pocket expenses. Any such services shall be deemed a consultancy and shall be provided pursuant to the terms of a mutually agreeable independent consultant agreement, and you shall perform such services as an independent contractor, assuming all applicable tax obligations. You acknowledge that as an independent contractor you will not be eligible for any benefits afforded employees of AlerisLife or RMR.

Without limitation as to time, you further agree to reasonably cooperate with AlerisLife and RMR, at reasonable, mutually agreed-upon times and places, with respect to all matters arising during or related to your continuing or past employment in which you were materially involved or about which you have personal knowledge of materially relevant facts, including but not limited to all formal or informal matters in connection with any government investigation, internal investigation, litigation, regulatory or other proceeding which may have arisen or which may arise. AlerisLife or RMR will reimburse you for all reasonable out-of-pocket expenses (not including lost time or opportunity). AlerisLife or RMR will provide appropriate legal representation for you in a manner reasonably determined by AlerisLife or RMR.

X. NON-WAIVER

Any waiver by a party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

XI. NON-ADMISSION

The parties agree and acknowledge that the considerations exchanged herein do not constitute and shall be not construed as constituting an admission of any sort on the part of either party.

XII. NON-USE IN SUBSEQUENT PROCEEDINGS

The parties agree that this Agreement may not be used as evidence in any subsequent proceeding of any kind except one in which one of the parties alleges a breach of the terms of this Agreement or the Waiver and Release of Claims or one in which one of the parties elects to use this Agreement as a defense to any claim.

XIII. ADEA ACKNOWLEDGMENT

You acknowledge that you have carefully read and fully understand this Agreement. You acknowledge that you have not relied on any statement, written or oral, which is not set forth in this Agreement. You further acknowledge that you are hereby advised in writing to consult with an attorney prior to executing this Agreement; that you are not waiving or releasing any rights or claims that may arise after the date of execution of this Agreement; that you are releasing claims under the Age Discrimination in Employment Act (ADEA); that you execute this Agreement in exchange for monies in addition to those to which you are already entitled; that you were provided a period of at least twenty-one (21) days within which to consider this Agreement and a period of seven (7) days following your execution of this Agreement to revoke your ADEA waiver as provided below; that if you voluntarily execute this Agreement prior to the expiration of the 21st day, you will voluntarily waive the remainder of the 21 day consideration period; that any changes to this Agreement by you once it has been presented to you will not restart the 21 day consideration period; and you enter into this Agreement knowingly, willingly and voluntarily in exchange for the release payments and benefits. To receive the release payments and benefits provided in this Agreement, this Agreement must be signed and returned to Jennifer B. Clark, at, if by physical delivery, RMR, Two Newton Place, Suite 300, 255 Washington Street, Newton, MA 02458, or at, if by email delivery, jclark@rmrgroup.com, by May 18, 2022.

You may revoke your release of your ADEA claims up to seven (7) days following your signing this Agreement. Notice of revocation must be received in writing by Jennifer B. Clark, at, if by physical delivery, RMR, Two Newton Place, Suite 300, 255 Washington Street, Newton, MA 02458, or at, if by email delivery, jclark@rmrgroup.com, no later than the seventh day (excluding the date of execution) following the execution of this Agreement. The ADEA release is not effective or enforceable until expiration of the seven day period. However, the ADEA release becomes fully effective, valid and irrevocable if it has not been revoked within the seven day period immediately following your execution of this Agreement. The parties agree that if you exercise your right to revoke this Agreement, then you are not entitled to any of the release payments and benefits set forth in Section I.F. of this Agreement. This Agreement shall become effective eight (8) days after your execution if you have not revoked your signature as herein provided.

XIV. ENTIRE AGREEMENT

This Agreement, together with the Waiver and Release of Claims, constitutes the entire agreement between the parties concerning the terms and conditions of your separation of employment from AlerisLife and RMR and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written, between the parties, except for any indemnification agreements, any applicable equity agreements, and the Mutual Agreement to Resolve Disputes and Arbitrate Claims, which remain in full force and effect. You agree that AlerisLife and RMR have not made any warranties, representations, or promises to you regarding the meaning or implication of any provision of this Agreement other than as stated herein.

XV. NO ORAL MODIFICATION

Any amendments to this Agreement shall be in writing and signed by you and an authorized representative of AlerisLife and RMR.

XVI. SEVERABILITY

In the event that any provision hereof becomes or is declared by a court of competent jurisdiction or an arbitrator or arbitration panel to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision.

XVII. GOVERNING LAW, JURISDICTION AND SUCCESSOR AND ASSIGNS

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to any conflict of law principles, and shall be binding upon and inure to the benefit of you and your heirs, successors, and beneficiaries, and AlerisLife and RMR and their agents, affiliates, representatives, successors, and assigns.

The parties irrevocably agree that any dispute regarding this Agreement shall be settled by binding arbitration in accordance with the Mutual Agreement to Resolve Disputes and Arbitrate Claims.

XVIII. VOLUNTARY ACT

By signing this Agreement, you acknowledge and agree that you are doing so knowingly and voluntarily in order to receive the payments and benefits provided for herein. By signing this Agreement, you represent that you fully understand your right to review all aspects of this Agreement, that you have carefully read and fully understand all the provisions of this Agreement, that you had an opportunity to ask questions and consult with an attorney of your choice before signing this Agreement; and that you are freely, knowingly, and voluntarily entering into this Agreement.

If you determine to accept this Agreement, understand it, and consent to it, please sign in the space provided below and return a copy so signed to us.

Very truly yours,

/s/ Jennifer B. Clark
Jennifer B. Clark,
Executive Vice President and General Counsel of
RMR; Managing Director and Secretary of
AlerisLife

AGREED TO AND ACCEPTED:

/s/ Katherine E. Potter
Katherine E. Potter

Dated: May 2, 2022

EXHIBIT A
WAIVER AND RELEASE OF CLAIMS

You, your heirs, executors, legal representatives, successors and assigns, individually and in their beneficial capacity, hereby unconditionally and irrevocably release and forever discharge AlerisLife Inc., The RMR Group Inc. and The RMR Group LLC (together, "RMR"), and any other companies managed by RMR from time to time (the “RMR Companies”), and its and their past, present and future officers, directors, trustees, employees, representatives, shareholders, attorneys, agents, consultants, contractors, successors, and affiliates -hereinafter referred to as the "Releasees" -or any of them of and from any and all suits, claims, demands, interest, costs (including attorneys' fees and costs actually incurred), expenses, actions and causes of action, rights, liabilities, obligations, promises, agreements, controversies, losses and debts of any nature whatsoever related to or arising out of your employment or termination thereof, which you, your heirs, executors, legal representatives, successors and assigns, individually and/or in their beneficial capacity, now have, own or hold, or at any time heretofore ever had, owned or held, or could have owned or held, whether known or unknown, suspected or unsuspected, from the beginning of the world to the date of execution of this Waiver and Release of Claims including, without limitation, any claims arising at law or in equity or in a court, administrative, arbitration, or other tribunal of any state or country arising out of or in connection with your employment by AlerisLife and RMR; any claims against the Releasees based on statute, regulation, ordinance, contract, or tort; any claims against the Releasees relating to wages, compensation, benefits, retaliation, negligence, or wrongful discharge; any claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Older Workers' Benefit Protection Act, as amended, the Equal Pay Act, as amended, the Fair Labor Standards Act, as amended, the Employment Retirement Income Security Act, as amended, the Americans with Disabilities Act of 1990 ("ADA"), as amended, The ADA Amendments Act, the Lilly Ledbetter Fair Pay Act, the Worker Adjustment and Retraining Notification Act, the Genetic Information Non Discrimination Act, the Civil Rights Act of 1991, as amended, the Family Medical Leave Act of 1993, as amended, and the Rehabilitation Act, as amended; The Massachusetts Fair Employment Practices Act (Massachusetts General Laws Chapter 151B), The Massachusetts Equal Rights Act, The Massachusetts Equal Pay Act, the Massachusetts Privacy Statute, The Massachusetts Civil Rights Act, the Massachusetts Payment of Wages Act (Massachusetts General Laws Chapter 149 sections 148 and 150), the Massachusetts Overtime regulations (Massachusetts General Laws Chapter 151 sections 1A and 1B), the Massachusetts Meal Break regulations (Massachusetts General Laws Chapter 149 sections 100 and 101) and any other claims under any federal or state law for unpaid or delayed payment of wages, overtime, bonuses, commissions, incentive payments or severance, missed or interrupted meal periods, interest, attorneys' fees, costs, expenses, liquidated damages, treble damages or damages of any kind to the maximum extent permitted by law and any claims against the Releasees arising under any and all applicable state, federal, or local ordinances, statutory, common law, or other claims of any nature whatsoever except for unemployment compensation benefits or, in Massachusetts, workers' compensation benefits.

Nothing in this Waiver and Release of Claims shall affect the EEOC's rights and responsibilities to enforce the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, the National Labor Relations Act or any other applicable law, nor shall anything in this Waiver and Release of Claims be construed as a basis for interfering with your protected right to file a timely charge with, or participate in an investigation or proceeding conducted by, the EEOC, the National Labor Relations Board (the "NLRB"), or any other state, federal or local government entity; provided, however, if the EEOC, the NLRB, or any other state, federal or local government entity commences an investigation on your behalf, you specifically waive and release your right, if any, to recover any monetary or other benefits of any sort whatsoever arising from any such investigation or otherwise, nor will you seek or accept reinstatement to your former position with AlerisLife and RMR.

Nothing in this Waiver and Release of Claims prohibits you from reporting possible violations of federal law or regulation to any government agency or entity, including, but not limited to, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of applicable law. You do not need prior authorization of AlerisLife or RMR to make any such reports or disclosures and you are not required to notify AlerisLife or RMR that you have made such reports or disclosures. Nothing in this Agreement shall affect your rights to indemnification or as a shareholder of AlerisLife or any RMR Company.

You acknowledge that you have carefully read and fully understand this Waiver and Release of Claims. You acknowledge that you have not relied on any statement, written or oral, which is not set forth in this Waiver and Release of Claims. You further acknowledge that you are hereby advised in writing to consult with an attorney prior to executing this Waiver and Release of Claims; that you are not waiving or releasing any rights or claims that may arise after the date of execution of this Waiver and Release of Claims; that you are releasing claims under the Age Discrimination in Employment Act (ADEA); that you execute this Waiver and Release of Claims in exchange for monies in addition to those to which you are already entitled; that AlerisLife and RMR gave you a period of at least twenty-one (21) days within which to consider this Waiver and Release of Claims and a period of seven (7) days following your execution of this Waiver and Release of Claims to revoke your ADEA waiver as provided below; that if you voluntarily execute this Waiver and Release of Claims prior to the expiration of the 21st day, you will voluntarily waive the remainder of the 21 day consideration period; that any changes to this Waiver and Release of Claims by you once it has been presented to you will not restart the 21 day consideration period; and you enter into this Waiver and Release of Claims knowingly, willingly and voluntarily in exchange for the release payments and benefits. To receive the release payments and benefits provided in the Letter Agreement, this Waiver and Release of Claims must be signed and returned to Jennifer B. Clark, at, if by physical delivery, RMR, Two Newton Place, Suite 300, 255 Washington Street, Newton, MA 02458, or at, if by email delivery, jclark@rmrgroup.com, on the Separation Date, as defined in the Letter Agreement.

You may revoke your release of your ADEA claims up to seven (7) days following your signing this Waiver and Release of Claims. Notice of revocation must be received in writing by Jennifer B. Clark, at, if by physical delivery, RMR, Two Newton Place, Suite 300, 255 Washington Street, Newton, MA 02458, or at, if by email delivery, jclark@rmrgroup.com, no later than the seventh day (excluding the date of execution) following the execution of this Waiver and Release of Claims. The ADEA release is not effective or enforceable until expiration of the seven day period. However, the ADEA release becomes fully effective, valid and irrevocable if it has not been revoked within the seven day period immediately following your execution of this Waiver and Release of Claims. The parties agree that if you exercise your right to revoke this Waiver and Release of Claims, then you are not entitled to any of the release payments and benefits set forth in Section I.F. of the Letter Agreement. This Waiver and Release of Claims shall become effective eight (8) days after your execution if you have not revoked your signature as herein provided.

I hereby provide this Waiver and Release of Claims as of the date indicated below and acknowledge that the execution of this Waiver and Release of Claims is in further consideration of the benefits set forth in Section I.F. of the Letter Agreement, to which I acknowledge I would not be entitled if I did not sign this Waiver and Release of Claims. I intend that this Waiver and Release of Claims become a binding agreement by and between me, AlerisLife and RMR if I do not revoke my acceptance within seven (7) days.

Katherine E. Potter

Dated: ____________________________